Exhibit 4

                       [CENTURY PACIFIC CORPORATION LOGO]

     NUMBER                      COMMON STOCK                       SHARES


Century Pacific Corporation has been modified in name to CENTURY PACIFIC FINANCIAL CORPORATION under the terms of release form Chapter 11 Reorganization dated July 22, 1998. Federal Tax ID #, Delaware Corporate File # and CUSIP # remain the same. Tender of previously issued certificates is unnecessary.

                                               SEE REVERSE
                                               FOR CERTAIN    CUSIP 156644 10 6
                                               DEFINITIONS

THIS CERTIFIES THAT





is the record holder of ________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.04 PER SHARE, OF

                          CENTURY PACIFIC CORPORATION,

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated November 6, 1998

                                                     /s/ Carlton V. Phillips
Countersigned and registered:           [SEAL]              President

Alpha Tech Stock Transfer
4505 So. Wasatch Blvd., Suite 205A                          /s/
Salt Lake City, UT 84124                                   Secretary
(801) 278-1777

               /s/ Jay
Authorized Signature